Calculation of Filing Fee Tables
S-3
Cocrystal Pharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock, par value $0.001 per share	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 4,859,643.61	0.0001381	$ 671.12
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.001 per share	415(a)(6)						S-3	333-271883	05/26/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.001 per share	415(a)(6)						S-3	333-271883	05/26/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-271883	05/26/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-271883	05/26/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 145,140,356.39			S-3	333-271883	05/26/2023	$ 20,043.88
			Total Offering Amounts:				$ 150,000,000.00		$ 671.12
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 671.12
Offering Note
[1]	(1) The aggregate maximum offering price of all securities issued or issuable by Cocrystal Pharma, Inc. (the "Registrant") that are registered pursuant to this Registration Statement shall not exceed $150,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"). (2) Units may consist of one or more shares of common stock, preferred stock, or warrants issued by the Registrant, other property, or any combination thereof. (3) Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering hereby $145,140,356 of unsold securities (the "Unsold Securities") previously registered under the Registrant's prior registration statement on Form S-3 (File No. 333-271883) filed on May 12, 2023, as amended on May 24, 2023 (the "Prior Registration Statement"). The registration fee of $15,994.47 relating to the Unsold Securities, which the Registrant previously paid, will continue to be applied to those Unsold Securities pursuant to Rule 415(a)(6), representing $20,043.88 of registration fee at the current fee rate for purposes of this Registration Statement, and no additional registration fee is being paid as to those Unsold Securities. Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In addition to Unsold Securities being carried forward from the Prior Registration Statement, the Registrant is also registering hereby the offer and sale of an additional $4,859,643 of new securities for which the Registrant is paying a registration fee of $671.12.

[2]	(1) The aggregate maximum offering price of all securities issued or issuable by Cocrystal Pharma, Inc. (the "Registrant") that are registered pursuant to this Registration Statement shall not exceed $150,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"). (2) Units may consist of one or more shares of common stock, preferred stock, or warrants issued by the Registrant, other property, or any combination thereof. (3) Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering hereby $145,140,356 of unsold securities (the "Unsold Securities") previously registered under the Registrant's prior registration statement on Form S-3 (File No. 333-271883) filed on May 12, 2023, as amended on May 24, 2023 (the "Prior Registration Statement"). The registration fee of $15,994.47 relating to the Unsold Securities, which the Registrant previously paid, will continue to be applied to those Unsold Securities pursuant to Rule 415(a)(6), representing $20,043.88 of registration fee at the current fee rate for purposes of this Registration Statement, and no additional registration fee is being paid as to those Unsold Securities. Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In addition to Unsold Securities being carried forward from the Prior Registration Statement, the Registrant is also registering hereby the offer and sale of an additional $4,859,643 of new securities for which the Registrant is paying a registration fee of $671.12. (4) Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this Registration Statement is declared effective by the Securities and Exchange Commission, and (ii) November 22, 2026, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the "Expiration Date"). Pursuant to Rule 415(a)(6) under the Securities Act, if on or prior to the Expiration Date the Registrant sells Unsold Securities under the Prior Registration Statement, the Registrant shall file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities which are being registered under this Registration Statement, and upon effectiveness of this Registration Statement may continue to offer and sell such Unsold Securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date